UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2021

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange
5.00% Tangible Equity Units	ELAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the completion of the acquisition described under Item 8.01 below is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On August 27, 2021, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2021 (as amended by the First Amendment, dated June 30, 2021 (the “First Amendment”), the “Merger Agreement”), by and among Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), Knight Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Elanco (“Merger Sub”), and Kindred Biosciences, Inc., a Delaware corporation (“KindredBio”), Merger Sub merged with and into KindredBio (the “Merger”), with KindredBio continuing as the surviving corporation and a wholly owned subsidiary of Elanco.

At the effective time of the Merger (the “Effective Time”), each share of KindredBio common stock that was outstanding immediately prior to the Effective Time (other than shares of KindredBio common stock held by (1) KindredBio as treasury stock, (2) Elanco or Merger Sub (or by any wholly owned subsidiary of Elanco) or (3) stockholders who properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law with respect to such shares) was canceled and automatically converted into the right to receive $9.25 in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, (i) each share of KindredBio common stock subject to vesting, repurchase or other lapse restriction that was outstanding immediately prior to the Effective Time became fully vested (to the extent such KindredBio common stock would not have otherwise vested) and was cancelled and converted automatically into the right to receive the Merger Consideration; (ii) each option to purchase shares of KindredBio common stock (other than rights to purchase shares of KindredBio common stock under the KindredBio employee stock purchase plan) (each, a “KindredBio Option”), whether vested or unvested and whether subject to time-based or performance-based vesting, that was outstanding immediately prior to the Effective Time became fully vested (to the extent unvested or to the extent such KindredBio Option would not otherwise have vested) and was automatically cancelled and converted into the right to receive a payment in cash equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share subject to such KindredBio Option and (b) the total number of shares subject to such KindredBio Option; and (iii) each award of restricted stock units denominated in shares of KindredBio common stock, whether subject to time-based or performance-based vesting, that was outstanding immediately prior to the Effective Time (each, a “KindredBio RSU Award”) became fully vested (to the extent unvested or to the extent such award would not otherwise have vested), and was automatically cancelled and converted into the right to receive a payment in cash equal to the product of (A) the total number of shares of KindredBio common stock subject to such KindredBio RSU Award and (B) the Merger Consideration. Any KindredBio Option with a per share exercise price equal to greater than the Merger Consideration was cancelled for no consideration.

The foregoing description of the Merger, the Merger Agreement and the related transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which, other than the First Amendment, was filed as Exhibit 2.1 to Elanco’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2021, and the First Amendment, a copy of which was filed as Exhibit 2.1 to Elanco’s Current Report on Form 8-K filed with the SEC on July 1, 2021, both of which are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Elanco Animal Health Incorporated, dated August 30, 2021.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

August 30, 2021	By:	/s/ Todd Young
Name: Todd Young
Title: Executive Vice President and Chief Financial Officer